Mitek Reports Fiscal 2025 Third Quarter Financial Results
Raises Midpoint of Revenue and Adjusted EBITDA Margin Guidance for Fiscal 2025

SAN DIEGO, Calif.—Aug.7, 2025— Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification and fraud prevention, today reported financial results for its third quarter ended June 30, 2025 and raised the midpoint of its revenue and adjusted EBITDA margin guidance ranges for its fiscal 2025 full year ending Sept. 30, 2025 (“fiscal 2025”).

“Mitek delivered a solid third quarter, with SaaS revenue growth accelerating to 23% year over year, clear evidence of growing demand for our identity and fraud solutions,” said Ed West, chief executive officer of Mitek Systems. “Our core Deposits software products continue to provide stability on a longer term trended basis, supported by resilient transaction volumes and strong free cash flow generation. We’re executing on what we said we would do: shifting to SaaS, streamlining our operations internally, and aligning our product investments and go-to-market strategy around a unified, integrated platform. While there’s still more to do, we’re making steady progress and laying the groundwork for durable, profitable growth.”

Fiscal 2025 Third Quarter Financial Highlights

GAAP
•Total revenue of $45.7 million was a 2% increase year-over-year, compared to $45.0 million a year ago.
•SaaS revenue of $19.3 million was a 23% increase year-over-year, compared to $15.7 million a year ago.
•Gross profit of $35.5 million was a 1% increase year-over-year, compared to $35.2 million a year ago.
•GAAP gross profit margin was 77.7%, compared to 78.3% a year ago.
•GAAP net income was $2.4 million, compared to GAAP net income of $0.2 million a year ago.
•GAAP net income per diluted share was $0.05, compared to $0.00 a year ago.
•Total cash and investments was $175.4 million at June 30, 2025, an increase of $33.6 million from $141.8 million at September 30, 2024.

Non-GAAP
•Non-GAAP gross profit of $38.9 million was a 1% increase year-over-year, compared to $38.7 million a year ago.
•Non-GAAP gross profit margin was 85.0%, compared to 86.0% a year ago.
•Adjusted EBITDA was $13.1 million, compared to $12.1 million a year ago.
•Adjusted EBITDA margin was 28.6%, compared to 26.9% a year ago.
•Non-GAAP net income was $10.2 million, compared to $12.0 million a year ago.
•Non-GAAP net income per diluted share was $0.22, compared to $0.25 a year ago.
•Free cash flow was $35.0 million for the nine months ended June 30, 2025, compared to $9.4 million for the corresponding period a year ago, and was $55.8 million for the twelve months ended June 30, 2025, compared to $12.5 million for the corresponding period a year ago.

Fiscal 2025 Full Year Guidance

Mitek is updating its guidance for its fiscal 2025 year ending Sept. 30, 2025, as follows:

•Mitek is tightening its full-year fiscal 2025 revenue guidance to a range of $174 million to $177 million, compared to a prior range of $170 million to $180 million. This implies fiscal fourth quarter revenue of $39 million to $42 million.
•Mitek is tightening its full-year fiscal 2025 adjusted EBITDA margin guidance to 28%-29%, compared to a prior range of 26%-29%.

Conference Call Information
Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. PT (5 p.m. ET) to discuss the Company’s financial results for its fiscal 2025 third quarter. To join the webcast, visit our investor relations website at https://investors.miteksystems.com. Participants may also dial +1 800-717-1738 (US and Canada) or +1 646-307-1865 (International) to access the call. A phone replay will be available approximately two hours after the call ends and will remain available for one week by dialing +1 844-512-2921 (US and Canada) or +1 412-317-6671 (International) and entering the passcode 1154629. An archived webcast will also be available for one year on Mitek’s Investor Relations website.

About Mitek Systems, Inc.
Mitek Systems protects what’s real across digital interactions in a world of evolving threats. Mitek helps businesses verify identities, prevent fraud before it happens, and deliver secure, seamless digital experiences in the face of rapidly advancing AI-generated threats. From account opening to authentication and deposit, Mitek’s technology safeguards critical digital interactions. More than 7,000 organizations rely on Mitek to protect their most important customer connections and stay ahead of emerging risks.Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2025 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC on December 16, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ryan Flanagan            Michael Holder
ICR for Mitek Systems        VP, Finance and Investor Relations
ir@miteksystems.com            mholder@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP gross margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, and adjusted EBITDA margin and non-GAAP operating expense that exclude amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, litigation and other legal costs, executive transition costs, stock-based compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, restructuring costs, and amortization of debt discount and issuance costs. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin with its forward-looking GAAP net income margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP adjusted EBITDA margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Revenue
Software and hardware	$19,507	$22,662	$58,192	$63,531
Services and other	26,222	22,314	76,720	65,330
Total revenue	45,729	44,976	134,912	128,861
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	53	54	136	123
Cost of revenue—services and other (exclusive of depreciation & amortization)	6,969	6,428	19,361	18,108
Selling and marketing	11,127	10,354	31,362	31,231
Research and development	8,960	9,982	27,049	28,569
General and administrative	11,251	12,604	33,250	43,085
Amortization and acquisition-related costs	3,560	3,750	10,817	11,581
Restructuring costs	—	1,070	837	1,648
Total operating costs and expenses	41,920	44,242	122,812	134,345
Operating income (loss)	3,809	734	12,100	(5,484)
Interest expense	2,469	2,329	7,274	6,895
Other income (expense), net	1,805	1,436	3,478	4,268
Income (loss) before income taxes	3,145	(159)	8,304	(8,111)
Income tax benefit (provision)	(749)	375	(1,368)	2,816
Net income (loss)	$2,396	$216	$6,936	$(5,295)
Net income (loss) per share—basic	$0.05	$—	$0.15	$(0.11)
Net income (loss) per share—diluted	$0.05	$—	$0.15	$(0.11)
Shares used in calculating net income (loss) per share—basic	45,894	47,017	45,632	46,764
Shares used in calculating net income (loss) per share—diluted	46,848	48,307	46,790	47,792

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share data)

	June 30, 2025 (Unaudited)	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$127,124	$93,456
Short-term investments	39,947	36,884
Accounts receivable, net	40,207	31,682
Contract assets, current portion	12,180	15,818
Prepaid expenses	3,666	4,514
Other current assets	2,737	2,697
Total current assets	225,861	185,051
Long-term investments	8,304	11,410
Property and equipment, net	2,263	2,564
Right-of-use assets	2,331	4,662
Goodwill and intangible assets	178,491	185,711
Deferred income tax assets	26,261	19,145
Contract assets, non-current portion	1,403	3,620
Other non-current assets	1,801	1,590
Total assets	$446,715	$413,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,554	$7,236
Accrued payroll and related taxes	13,687	10,324
Accrued liabilities	426	424
Deferred revenue, current portion	25,925	21,231
Lease liabilities, current portion	660	805
Convertible senior notes	150,004	—
Other current liabilities	4,548	2,127
Total current liabilities	198,804	42,147
Convertible senior notes	—	143,601
Deferred revenue, non-current portion	843	753
Lease liabilities, non-current portion	2,063	4,230
Deferred income tax liabilities	2,890	3,889
Other non-current liabilities	4,523	4,332
Total liabilities	209,123	198,952

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,621,504 and 44,998,939 issued and outstanding, as of June 30, 2025 and September 30, 2024, respectively	46	45
Additional paid-in capital	261,796	247,326
Accumulated other comprehensive income (loss)	2,340	(2,302)
Accumulated deficit	(26,590)	(30,268)
Total stockholders’ equity	237,592	214,801
Total liabilities and stockholders’ equity	$446,715	$413,753

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Deposits
Software	$17,529	$21,793	$53,326	$58,335
Deposits services
SaaS	2,627	1,700	7,384	4,607
Maintenance	5,754	5,536	17,350	16,429
Professional services and other	312	257	1,136	503
Total deposits services	8,693	7,493	25,870	21,539
Total deposits revenue	$26,222	$29,286	$79,196	$79,874

Identity
Identity software and hardware
Software	$1,978	$756	$4,866	$5,063
Hardware	—	113	—	133
Total identity software and hardware	1,978	869	4,866	5,196
Identity services
SaaS	16,632	13,964	48,299	40,994
Maintenance	529	477	1,420	1,610
Professional services and other	368	380	1,131	1,187
Total identity services	17,529	14,821	50,850	43,791
Total identity revenue	$19,507	$15,690	$55,716	$48,987

Consolidated results
Total software and hardware
Software	$19,507	$22,549	$58,192	$63,398
Hardware	—	113	—	133
Total software and hardware	19,507	22,662	58,192	63,531
Total services
SaaS	19,259	15,664	55,683	45,601
Maintenance	6,283	6,013	18,770	18,039
Professional services and other	680	637	2,267	1,690
Total services	26,222	22,314	76,720	65,330
Total revenue	$45,729	$44,976	$134,912	$128,861

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Software and hardware
Revenue	$19,507	$22,662	$58,192	$63,531
Cost of revenue (exclusive of depreciation and amortization)	53	54	136	123
Depreciation and amortization	948	1,162	3,302	3,445
GAAP gross profit for software and hardware	18,506	21,446	54,754	59,963
Depreciation and amortization	948	1,162	3,302	3,445
Non-GAAP gross profit for software and hardware	$19,454	$22,608	$58,056	$63,408

GAAP gross margin for software and hardware	94.9%	94.6%	94.1%	94.4%
Non-GAAP gross margin for software and hardware	99.7%	99.8%	99.8%	99.8%

Services and other
Services and other revenue	$26,222	$22,314	$76,720	$65,330
Cost of revenue (exclusive of depreciation and amortization)	6,969	6,428	19,361	18,108
Depreciation and amortization	2,221	2,098	6,445	6,311
GAAP gross profit for services and other	17,032	13,788	50,914	40,911
Depreciation and amortization	2,221	2,098	6,445	6,311
Stock-based compensation expense	181	194	504	447
Non-GAAP gross profit for services and other	$19,434	$16,080	$57,863	$47,669

GAAP gross margin for services and other	65.0%	61.8%	66.4%	62.6%
Non-GAAP gross margin for services and other	74.1%	72.1%	75.4%	73.0%

Consolidated results
Total revenue	$45,729	$44,976	$134,912	$128,861
Cost of revenue (exclusive of depreciation and amortization)	7,022	6,482	19,497	18,231
Depreciation and amortization	3,169	3,260	9,747	9,756
GAAP gross profit	35,538	35,234	105,668	100,874
Depreciation and amortization	3,169	3,260	9,747	9,756
Stock-based compensation expense	181	194	504	447
Non-GAAP gross profit	$38,888	$38,688	$115,919	$111,077

GAAP gross margin	77.7%	78.3%	78.3%	78.3%
Non-GAAP gross margin	85.0%	86.0%	85.9%	86.2%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Selling and marketing	$11,127	$10,354	$31,362	$31,231
Non-GAAP adjustments:
Stock-based compensation expense	950	818	2,959	2,579
Non-GAAP selling and marketing	$10,177	$9,536	$28,403	$28,652

Research and development	$8,960	$9,982	$27,049	$28,569
Non-GAAP adjustments:
Stock-based compensation expense	1,287	1,344	3,749	3,751
Non-GAAP research and development	$7,673	$8,638	$23,300	$24,818

General and administrative	$11,251	$12,604	$33,250	$43,085
Non-GAAP adjustments:
Stock-based compensation expense	2,004	1,229	6,027	4,124
Litigation and other legal costs(1)	37	157	457	3,244
Executive transition costs	—	1,265	521	2,033
Non-recurring audit fees	807	1,014	1,937	5,025
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Non-GAAP general and administrative	$8,403	$8,939	$24,308	$27,663

Total Non-GAAP operating expense	$26,253	$27,113	$76,011	$81,133

(1)During the three and nine months ended June 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the nine months ended June 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss)	$2,396	$216	$6,936	$(5,295)
Add:
Income tax (benefit) provision	749	(375)	1,368	(2,816)
Other (income) expense, net	(1,805)	(1,436)	(3,478)	(4,268)
Interest Expense	2,469	2,329	7,274	6,895
GAAP operating income (loss)	$3,809	$734	$12,100	$(5,484)

Non-GAAP Adjustments
Depreciation and amortization	$432	$538	$1,171	$1,380
Amortization of intangibles	3,560	3,751	10,817	11,445
Net changes in estimated fair value of acquisition-related contingent consideration	—	—	—	136
Litigation and other legal costs(1)	37	157	457	3,244
Executive transition costs	—	1,265	521	2,033
Stock-based compensation expense	4,422	3,585	13,239	10,901
Non-recurring audit fees	807	1,014	1,937	5,025
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Restructuring costs(3)	—	1,070	837	1,648
Adjusted EBITDA	$13,067	$12,114	$41,079	$31,324
Total revenue	$45,729	$44,976	$134,912	$128,861
Adjusted EBITDA margin	28.6%	26.9%	30.4%	24.3%

(1)During the three and nine months ended June 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the nine months ended June 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(3)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the nine months ended June 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $1.6 million in the nine months ended June 30, 2024 and were related to expenses incurred to relocate employees and to a restructuring that occurred in the third quarter of fiscal 2024.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$2,396	$216	$6,936	$(5,295)
Non-GAAP adjustments:
Amortization of acquisition-related intangibles(1)	3,561	3,749	10,817	11,445
Net changes in estimated fair value of acquisition-related contingent consideration(1)	—	—	—	136
Litigation and other legal costs(2)	37	157	457	3,244
Executive transition costs	—	1,265	521	2,033
Stock-based compensation expense	4,422	3,585	13,239	10,901
Non-recurring audit fees	807	1,014	1,937	5,025
Enterprise risk, portfolio positioning and other related costs(3)	—	—	—	996
Restructuring costs(4)	—	1,070	837	1,648
Amortization of debt discount and issuance costs	2,487	2,081	6,796	6,057
Income tax effect of pre-tax adjustments	(2,304)	(1,880)	(7,663)	(9,274)
Cash tax difference(5)	(1,228)	740	(321)	2,939
Non-GAAP net income	$10,178	$11,997	$33,556	$29,855
Non-GAAP net income per share—basic	$0.22	$0.26	$0.74	$0.64
Non-GAAP net income per share—diluted	$0.22	$0.25	$0.72	$0.62
Shares used in calculating non-GAAP net income per share—basic	45,894	47,017	45,632	46,764
Shares used in calculating non-GAAP net income per share—diluted	46,848	48,307	46,790	47,792

(1)June 30, 2024 amounts reflect reclassifications to conform to the current year presentation.
(2)During the three and nine months ended June 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(3)During the nine months ended June 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(4)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the nine months ended June 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $1.6 million in the nine months ended June 30, 2024 and were related to expenses incurred to relocate employees and to a restructuring that occurred in the third quarter of fiscal 2024.
(5)The Company’s non-GAAP net income is calculated using a cash tax rate of 22% in fiscal 2025 and 13% in fiscal 2024. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended June 30, 2025 and 2024 was 24% and 236%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the nine months ended June 30, 2025 and 2024 was 16% and 35%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)
	Three months ended				Twelve months ended June 30, 2025
	September 30, 2024	December 31, 2024	March 30, 2025	June 30, 2025
Net cash provided by (used in) operating activities	$21,102	$565	$13,743	$21,571	$56,981
Less:
Purchases of property and equipment, net	(283)	(335)	(232)	(329)	(1,179)
Free Cash Flow	$20,819	$230	$13,511	$21,242	$55,802

	Three months ended				Twelve months ended June 30, 2024
	September 30, 2023	December 31, 2023	March 30, 2024	June 30, 2024
Net cash provided by (used in) operating activities	$3,473	$(9,463)	$7,064	$12,985	$14,059
Less:
Purchases of property and equipment, net	(378)	(241)	(483)	(431)	(1,533)
Free Cash Flow	$3,095	$(9,704)	$6,581	$12,554	$12,526

STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$181	$194	$504	$447
Selling and marketing	950	818	2,959	2,579
Research and development	1,287	1,344	3,749	3,751
General and administrative	2,004	1,229	6,027	4,124
Total stock-based compensation expense	$4,422	$3,585	$13,239	$10,901